EMCEE BROADCAST PRODUCTS, INC.
                           P.O. Box 68
               White Haven, Pennsylvania 18661-0068

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON
                        SEPTEMBER 8, 1997
TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of EMCEE Broadcast Products, Inc. will be held at the Pocono Ramada Inn, Route 940, White Haven, Carbon County, Pennsylvania, on September 8, 1997, at 11:00 A.M., E.D.S.T., for the purpose of considering and acting upon the following:
     1. The election of a Board of Directors;
     2. The ratification of the appointment of Kronick Kalada Berdy & Co. as independent auditors to audit the financial statements of the Company for fiscal year 1998; and
     3. Such other business as may properly come before the Annual Meeting, or any adjournment thereof.
     The Board of Directors has fixed the close of business on July 11, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Martin D. Cohn,
                              Secretary

White Haven, Pennsylvania
July 29, 1997
                      YOUR VOTE IS IMPORTANT
          The Board of Directors considers the vote of each stockholder to be important, regardless of the number of shares held. You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. The giving of your proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                         PROXY STATEMENT
     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMCEE Broadcast Products, Inc. (the "COMPANY"), for use at the Annual Meeting of Stockholders of the Company to be held on September 8, 1997, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. It is intended that this Proxy Statement and the enclosed proxy will be first sent to stockholders on or about August 5, 1997.
     Proxies in the accompanying form, which are duly executed and returned pursuant to this solicitation, will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made.Any stockholder who gives a proxy has the power to revoke it by notice to the Secretary at any time before it is exercised. A later dated proxy will revoke an earlier proxy, and stockholders who attend the Annual Meeting may, if they wish, vote in person even though they may have submitted a proxy, in which event the proxy will be deemed to have been revoked.
     The Company will pay all expenses connected with this solicitation of proxies. In addition to solicitations by mail, officers, directors and regular employees of the Company may, without additional compensation, solicit proxies on behalf of the Company in person or by telephone. The Company also expects to reimburse its transfer agent, American Stock Transfer & Trust Company, for its reasonable out-of-pocket expenses in forwarding proxy materials to stockholders.
     The Company has only one class of capital stock, which is common stock ("COMPANY STOCK"). Only stockholders of record at the close of business on July 11, 1997, are entitled to vote at the Annual Meeting. On that date there were 4,184,161 shares of Company Stock issued and outstanding, with an additional 200,000 shares held as treasury stock. Stockholders are entitled to one vote for each share of Company Stock held on all matters to be considered and acted upon at the Annual Meeting and do not have cumulative voting rights in the election of directors.
     The Annual Report to Stockholders for fiscal year ended March 31, 1997, which includes audited, consolidated financial statements, is being mailed herewith to all stockholders of record as of the close of business on July 11, 1997. The Board urges every stockholder to carefully review the Annual Report to Stockholders and this Proxy Statement.
                  BENEFICIAL OWNERSHIP OF STOCK
     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares.
Management
     The following table provides information, as of July 11, 1997, on the beneficial ownership of Company Stock held by all directors and the President/CEO(by naming them), and by all directors and executive officers as a group (without naming them), as reported by each such person.

                      AMOUNT AND NATURE
      NAME OF            OF BENEFICIAL                PERCENTAGE
     BENEFICIAL OWNER    OWNERSHIP                    OF CLASS
     James L. DeStefano            41,176(1)(2)             less than 1%
     Joe B. Hassoun                18,486(1)(2)             less than 1%
     Michael J. Leib               3,452                    less than 1%
     Richard J. Nardone            - 0 -                    0%
     Evagelia R. Rogiokos          120,836(3)               2.89%
     All directors and executive
     officers as a group           254,199(1)               6.07%

     (1) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under the Company's 1985 and 1988 Stock Option Plan: Mr. DeStefano, 15,000 shares; Mr. Hassoun, 11,375 shares;and all directors and executive officers as a group, 36,675 shares.
     (2) Includes shares registered jointly with spouse.
     (3) Includes 510 shares held in 6 custodial accounts, although Mrs. Rogiokos disclaims beneficial ownership of these shares, and 39,715 shares held in the name of the Estate of Mrs. Rogiokos' late husband, Rigas Rogiokos, over which she has voting and investment power.

   Other Beneficial Owners
     The following table provides information, as of July 11, 1997, on the beneficial ownership of more than five percent of Company Stock held by persons who are not directors or executive officers:

                                             AMOUNT AND NATURE
          NAME AND ADDRESS OF                 OF BENEFICIAL     PERCENTAGE
          BENEFICIAL OWNER                       OWNERSHIP       OF CLASS
          Cellular Financial Services, Inc.   233,600           5.58%
          P.O. Box 2688
          Crossville, TN  38557(1)

          Estate of Shirley Chalmers         301,470            7.2 %
          c/o Burton T. Witt, Esquire
          Suite 3900
          One North LaSalle Street
          Chicago, IL 60602 (2)

          Emerald Advisors,Inc.              375,100           8.96%
          1857 William Penn Way
          Lancaster, PA 17601 (3)

          BankAmerica Corporation            252,100           6.02%
          (and certain affiliates)
          555 California Street
          San Francisco, CA 94104 (4)

     (1) Information obtained from a Schedule 13D filed with the SEC on November 13, 1991.
     (2) Information obtained from an amended Schedule 13D filed with the SEC on November 5, 1996. According to the amended Schedule 13D,the Executor,Burton
     T. Witt, has sole voting power and shares dispositive power with Martin D. Cohn with respect to these shares. The amended 13D also discloses that the beneficiary with respect to these shares is the Weizmann Institute of Science.
     (3) Information obtained from a Schedule 13G filed with the SEC on or about February 7, 1997. The 13G indicates that Emerald Advisors, Inc. has sole voting power over 158,400 shares, shared voting power over none of the reported shares, and sole dispositive power over all of the reported shares
     (4) Information obtained from a Schedule 13G filed with the SEC on or about February 12, 1997. The 13G indicates that Bank of America NT&SA ("BANTSA"), a subsidiary of BankAmerica Corporation ("BAC"), is a beneficial owner of all 252,100 shares, of which it has sole voting power over 213,450 shares, shared voting power over 27,400 shares, sole dispositive power over183,700 shares, and shared dispositive power over 68,400 shares. The 13G also discloses that BofA Capital Management, Inc. ("BCM"), a subsidiary of BANTSA, is a beneficial owner of 29,400 of the 252,100 shares, of which it holds sole voting power over 27,400 shares and sole dispositive power over all such shares. The Company interprets the 13G to indicate that BAC is not the direct beneficial owner of any of the reported shares but, due to its corporate relationship with BANTSA and BCM, is an indirect beneficial owner of all reported shares, having shared voting power over 240,850 shares and shared dispositive power over all such shares.

                       ELECTION OF DIRECTORS
     Nominees
The following information concerns nominees to the Board of Directors. Unless authority to so vote is withheld, it is intended that proxies solicited hereby will be voted for the election of the five nominees named in the table below. Those elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

                              POSITIONS/OFFICES WITH COMPANY;
                              BUSINESS EXPERIENCE; OTHER
     NOMINEE        DIRECTOR SINCE DIRECTORSHIPS; AND AGE
James L. DeStefano      1992       President/CEO of the Company since June,
                                   1992; Vice President of Comark
                                   Communications, Inc. (high power TV
                                   broadcast equipment manufacturer) from
                                   prior to June, 1992; Age 52.

Joe B. Hassoun           1991      Independent computer consultant since
                                   prior to 1992; Since April, 1995,
                                   President of Infotronic Systems, Inc.
                                   (computer consulting company and
                                   developer of computer software
                                   applications); Age 39.

Michael J. Leib           1995     Chief Executive Officer of Weatherly
                                   Casting and Machine Company (foundry and
                                   manufacturer of mining and power
                                   generation related equipment) since
                                   prior to 1992; Director of First Federal
                                   Savings & Loan Association of Hazleton
                                   and Vibra-Tech Engineers, Inc.; Age 48.

Richard J. Nardone        1995     President of IMG Management Services
                                   Corporation (human resource consulting
                                   business) and Director of Plastic
                                   Companies Enterprises (plastics
                                   manufacturer) since prior to 1992; Age
                                   45.

Evagelia R. Rogiokos      1992     Private investor since prior to 1992;
                                   Age 56.

     All of the nominees to be elected at the Annual Meeting are currently directors of the Company and were elected by vote of the stockholders. On January 5, 1997, Leonard S. Teven, a member of the Board since 1985, died during his term as a director of the Company.
     The Company's by-laws provide for a minimum of three and a maximum of ten directors. Proxies cannot be voted for a greater number of persons than those nominated. In the event any nominee would become unable to serve as a director, the persons named in the proxy will vote for such substitute nominee, if any, which the Board of Directors may designate.
     Vote Required
     Only affirmative votes are counted in the election of directors. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.
     The Board of Directors recommends that you vote "FOR" the five nominees. Board Meetings; Compensation of Directors
     During fiscal year 1997, the Board of Directors met five times. With the exception of the late Mr. Teven, who was absent from the November 18th Board meeting, each director attended all of those meetings held during the period for which he/she served as a director, as well as all of the meetings held by each standing committee on which he/she served during the periods in which he/she served.
     Each member of the Board of Directors, with the exception of the President/CEO, was entitled to and received $2,500 for each of the four regular Board meetings and $250 for one special Board meeting attended during fiscal year 1997. The Company also pays all travel, accommodation and related expenses which are incurred by Board members in attending Board meetings.
     There is no additional compensation paid to Board members when they sit as members of a standing committee.
     Members of the Board of Directors are also eligible to participate in and receive stock options under the Company's 1988 and 1996 Stock Option
     Plans.

     Stock options under both Plans are also available to officers and certain other employees of the Company, and are granted under the provisions thereof in the discretion of the Board of Directors or a committee thereof. Board Committees
     The Board of Directors has standing audit, compensation and nominating committees. Each committee meets at least once a year. During fiscal year 1997, the Nominating Committee and the Compensation Committee met once, and the Audit Committee met twice.
     Richard J. Nardone (Chairman), Michael J. Leib, Evagelia Rogiokos and Joe B Hassoun are the members of the Audit Committee. The Audit Committee's function includes, but is not limited to, reviewing the scope of the audit program to assure that audit coverage and controls are satisfactory, and reviewing the Company's financial statements with representatives of the independent auditors.
     All of the directors (Mr. Leib : Chairman) are members of the Compensation Committee, except that the President/CEO may not serve or vote on matters regarding his compensation as an officer of the Company. The Compensation Committee determines the compensation for all officers.
     Mr. Hassoun (Chairman), Mr. Leib, Mrs. Rogiokos and Mr. Nardone are members of the Nominating Committee. The Nominating Committee is responsible for nominating persons to serve on the Board of Directors of the Company and considers nominees for Board membership recommended by stockholders if made in the manner and within the period of time required below for the submission of stockholder proposals. The Nominating Committee is empowered to determine the type of supporting information and data required to be submitted with any nomination.
                IDENTIFICATION OF EXECUTIVE OFFICERS
     As of July 11, 1997, the following individuals served as executive officers of the Company. All such officers, subject to the provisions of the by-laws of the Company, serve one year terms of office and are elected by the Board of Directors at a meeting thereof held immediately following the Annual Meeting of Stockholders.

                                POSITIONS/OFFICES WITH
     NAME                COMPANY; BUSINESS EXPERIENCE; AND AGE
Martin D. Cohn          Secretary of the Company and attorney at law since prior
                        to 1992; Director and Secretary of Vibra-Tech Engineers,
                        Inc.; Director of Blue Cross of Northeastern
                        Pennsylvania; Age 71.

James L. DeStefano      See nominee table above.

Allan J. Harding        Vice President-Finance of the Company since 1992;
                        Controller of the Company, 1991-1992. Age 61.

Robert G. Nash          Vice President/Director of Engineering of the Company
                        since prior to 1992; Age 50.

John Saul               Vice President/Director of Systems Engineering of the
                        Company since prior to 1992; Age 55.

Perry Spooner           Vice President-International Sales of the Company since
                        June, 1995; Vice President/Director of International
                        Systems Engineering of the Company from 1985 to 1995; Age
                        55.

     Compensation of Executive Officers

     The following table sets forth information concerning the annual,long term and other compensation of the person holding the position of President/CEO of the Company as of the end of fiscal year 1997, for services rendered in all capacities to the Company for fiscal years 1995, 1996 and 1997. Information is not required as to the compensation of the Company's next four highest paid executive officers because the total salary and bonus earned by each such executive officer during fiscal year 1997 did not exceed $100,000.

                     SUMMARY COMPENSATION TABLE
                                        Annual Compensation
                                                                    Other
                                                                    annual
      Name and            Fiscal                                    compen-
     Principal Position       Year      Salary($)    Bonus($)      sation($)

     James L. DeStefano,  1997         $139,472         $25,000      ---
     President/CEO        1996         $124,954         $25,000      ---
                          1995         $118,031         $30,000       ---

     Long Term Compensation
     Awards              Payouts

     Restrict-                                All other
     ed stock      Options       LTIP         compen-
     awards($)         (#)     Payouts($)     sation($)
     ---       20,000 (1)        ---       $10,439 (2)
     ---       ---               ---       $12,130 92)
     ---       20,000 (1)        ---       $10,273 (2)

     (1) 1995: Represents the number of shares for which a stock option was granted in June, 1994, under the Company's 1988 Stock Option Plan. 1997:
     Represents the number of shares for which a stock option was granted in November, 1996 under the Company's 1996 Stock Option Plan. No stock appreciation rights (SARs) were granted in conjunction with these stock options.

     (2) Represents amounts paid by the Company for hospitalization and dental coverage ($3,627 in fy 1995; and $5,502 in fy 1996; and $4,004 in fy 1997),
     life insurance premiums ($594 in fy 1995; $576 in fy 1996 and $522 in fy
     1997),lease payments for Company vehicle utilized ($6,052 in fy's 1995 and
     1996), and lease value of Company vehicle utilized ($6,216 fy 1997).

     Stock Options
     The following table sets forth, as to the person named in the Summary Compensation Table above, additional information with respect to stock options granted during fiscal year 1997. There are no SARs available with these stock options.

                      OPTION GRANTS IN FISCAL YEAR 1997 (1)
                                         INDIVIDUAL GRANTS

                              PERCENT OF
                              TOTAL OPTIONS
                              GRANTED TO     EXERCISE OR
                    OPTIONS   EMPLOYEES IN   BASE PRICE   EXPIRATION
     NAME           GRANTED(#)FISCAL YEAR   ($/SHARE)        DATE
     James L. DeStefano,  20,000      26%       6.16        11/18/01
     President/CEO

     (1) The Company, as a Small Business Issuer, is not required to include option valuation information as otherwise required in the proxy rules.

     Option Exercises and Values
     The following table sets forth, as to the person named in the Summary Compensation Table above, information with respect to shares acquired through the exercise of stock options and the number of shares (and their values)covered by unexercised stock options held at the end of fiscal year 1997.
     There are no SARs available with these stock options.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                 AND FISCAL YEAR-END OPTION VALUES
                                        NUMBER OF       VALUE OF
                                        UNEXERCISED     IN-THE-MONEY
                                        OPTIONS         OPTIONS
                                        AT FY           AT FY
                   SHARES
                   ACQUIRED ON  VALUE        EXERCISABLE/    EXERCISABLE/
     NAME          EXERCISE(#)  REALIZED($)  UNEXERCISABLE   UNEXERCISABLE
   James L. DeStefano,                               15,000/      $47,813/
   President/CEO       5,000       $(12,500)(1)      20,000       $63,750(2)

     (1) Based on the NASDAQ Stock Market closing bid price on the exercise date.

     (2) Based on the NASDAQ Stock Market closing bid price on March 29, 1997.

     Pension Plans, Long Term Incentive
     Plans and Option/SAR Repricing

     The Company does not have a pension or other defined benefit or actuarial retirement plan for its directors, officers or employees, nor does it have in place any long-term incentive plans. In addition, no action was taken in fiscal year 1997 to lower the exercise price of an option or SAR.

     Employment Contracts and Termination of
     Employment and Change-In-Control Arrangements

     The Company has entered into a Change in Control Agreement with Mr. DeStefano, the person who is named in the Summary Compensation Table above. The Agreement is for a term of 5 years from December 28, 1995. Generally, change in control benefits accrue to Mr. DeStefano under the Agreement if
     (1) his employment with the Company is terminated, or (2) he experiences a decrease in his compensation of 3% or more or (3) he is required to relocate his place of employment outside of a 50 mile radius of White Haven Pennsylvania, at any time within a 24-month period following a "change in control" of the Company, which is specifically defined in the Agreement. Subject to certain limitations and restrictions set forth in the Agreement, the maximum change in control benefit Mr. DeStefano would be entitled to receive thereunder would be two times his average aggregate compensation -- which includes all monetary compensation plus the monetary value of any perquisite or fringe benefit (excluding stock options and restricted stock awards) not available to all other full time Company employees on substantially the same terms and conditions -- for the two years immediately preceding the accrual of the change in control benefit. The Agreement also restricts Mr. DeStefano's right to compete against the Company and his disclosure of confidential or proprietary Company information.
              RATIFICATION OF APPOINTMENT OF AUDITORS
     The Board of Directors has appointed Kronick Kalada Berdy & Co. as independent auditors to audit the financial statements of the Company for fiscal year 1998.
     A representative of Kronick Kalada Berdy & Co. is expected to be present at the Annual Meeting and will be accorded the opportunity to address the stockholders if desired. That representative will also be available to respond to appropriate questions from stockholders.
     Kronick Kalada Berdy & Co. audited the financial statements for fiscal year 1997.
     Vote Required
     Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Kronick Kalada Berdy& Co. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.
     The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Kronick Kalada Berdy & Co. Unless otherwise directed therein,the proxies solicited hereby will be voted for the ratification of the appointment of Kronick Kalada Berdy & Co. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection of independent auditors.
           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Martin D. Cohn, who is the Secretary of the Company, is the President and a stockholder of the law firm of Laputka, Bayless, Ecker & Cohn, P.C. In fiscal year 1997, the Company paid Laputka, Bayless, Ecker & Cohn, P.C.the sum of $91,963 for legal services rendered to the Company.
                 SECTION 16(a) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934 requires thatdirectors and certain officers of the Company, and persons who own more than ten percent of Company Stock, file reports of ownership and changes inownership with the SEC as to shares of Company Stock beneficially owned by them.Based solely on its review of copies of such reports received by it, the Company believes that during fiscal year ended March 31, 1997, all such filing requirements were complied with in a timely fashion.
                     1998 STOCKHOLDER PROPOSALS
     Stockholder proposals for the 1998 Annual Meeting of Stockholders must be submitted in writing and received by the Administrative Assistant to the President/CEO at EMCEE Broadcast Products, Inc., P.O. Box 68, White Haven, PA 18661-0068, no later than April 8, 1998, in order to be eligible for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting.
                           OTHER BUSINESS
     The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Stockholders. If, however, any other matter shall properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote thereon in accordance with their discretion and best judgment.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              Martin D. Cohn, Secretary

  THE COMPANY FILES A FORM 10-KSB REPORT ANNUALLY WITH THE SEC. THE FORM 10-KSB REPORT FOR FISCAL YEAR 1997 IS AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT P.O. BOX 68, WHITE HAVEN, PENNSYLVANIA 18661-0068, ATTENTION:
  ADMINISTRATIVE ASSISTANT TO THE PRESIDENT/CEO.